Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2015 OPERATING RESULTS

Uncasville, Connecticut, January 29, 2015 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its first fiscal quarter ended December 31, 2014.

“We are extremely pleased with our operating results for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “During the quarter we achieved several measures of performance that indicate that our business is on the upswing including Mohegan Sun experiencing its largest quarterly increase in slot revenues since the fourth quarter of fiscal 2007. In addition, both Mohegan Sun and Mohegan Sun Pocono generated increased table game revenues, while Mohegan Sun’s Adjusted EBITDA margin for the quarter was its highest first quarter Adjusted EBITDA margin since fiscal 2006. Furthermore, with the expiration of relinquishment payments and recent positive progress related to our Cowlitz Project, our outlook is much improved.”

Consolidated operating results for the first quarter ended December 31, 2014 (unaudited):

•	Net revenues of $316.7 million, a 1.2% increase over the first quarter of fiscal 2014

•	Gaming revenues of $277.7 million, a 1.1% increase over the first quarter of fiscal 2014

•	Gross slot revenues of $197.9 million, a 0.4% increase over the first quarter of fiscal 2014

•	Table game revenues of $79.0 million, a 4.6% increase over the first quarter of fiscal 2014

•	Non-gaming revenues of $63.2 million, a 0.4% increase over the first quarter of fiscal 2014

•	Adjusted EBITDA, a non-GAAP measure described below, of $71.0 million, a 32.2% increase over the first quarter of fiscal 2014

•	Adjusted EBITDA margin of 22.4%, a 520 basis point increase over the first quarter of fiscal 2014

•	Income from operations of $49.8 million, a 49.6% increase over the first quarter of fiscal 2014

•	Net income attributable to the Authority of $14.8 million compared to net loss attributable to the Authority of $67.3 million in the first quarter of fiscal 2014

The growth in Adjusted EBITDA and income from operations principally resulted from improved table game and slot results at Mohegan Sun combined with lower overall operating costs and expenses primarily driven by continued strategic changes in operations designed to improve profitability and focus on managing expenses and enhancing operating efficiencies. The growth in Adjusted EBITDA and income from operations also resulted from increased non-gaming and table game revenues at Mohegan Sun Pocono which benefited from a full period of hotel and convention center operations. In addition, Adjusted EBITDA and income from operations reflected lower year over year Corporate expenses resulting from reduced expenditures associated with our pursuit of a Massachusetts casino license. The increase in net income attributable to the Authority was primarily attributable to a non-recurring loss on early extinguishment of debt related to our November 2013 refinancing transactions, combined with the increase in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Adjusted EBITDA	$65,076	$50,480	$14,596	28.9%
Income from operations	$47,418	$34,643	$12,775	36.9%
Operating costs and expenses	$198,360	$207,290	$(8,930)	(4.3%)
Net revenues	$245,778	$241,933	$3,845	1.6%
Gaming revenues	$212,543	$208,474	$4,069	2.0%
Non-gaming revenues	$52,437	$53,715	$(1,278)	(2.4%)

The growth in Adjusted EBITDA and income from operations resulted from the increase in gaming revenues and the reduction in operating costs and expenses. The increase in gaming revenues primarily resulted from increased table game and slot revenues which benefited from higher year over year hold percentages. The reduction in operating costs and expenses primarily reflected continued strategic changes in operations designed to improve profitability and focus on managing expenses and enhancing operating efficiencies resulting in reduced casino marketing and promotional expenses and payroll costs. These results were partially offset by reduced non-gaming revenues primarily reflecting lower gasoline and entertainment revenues. Adjusted EBITDA margin increased to 26.5% for the quarter ended December 31, 2014 from 20.9% in the first quarter of fiscal 2014.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Slots:
Handle	$1,757,195	$1,790,830	$(33,635)	(1.9%)
Gross revenues	$145,972	$144,163	$1,809	1.3%
Net revenues	$140,335	$138,926	$1,409	1.0%
Free promotional slot plays (1)	$13,771	$15,959	$(2,188)	(13.7%)
Weighted average number of machines (in units)	5,355	5,529	(174)	(3.1%)
Hold percentage (gross)	8.3%	8.1%	0.2%	2.5%
Win per unit per day (gross) (in dollars)	$296	$283	$13	4.6%

Table games:
Drop	$454,132	$495,722	$(41,590)	(8.4%)
Revenues	$68,599	$65,733	$2,866	4.4%
Weighted average number of games (in units)	284	284	—	—
Hold percentage (2)	15.1%	13.3%	1.8%	13.5%
Win per unit per day (in dollars)	$2,624	$2,516	$108	4.3%

Poker:
Revenues	$2,646	$2,471	$175	7.1%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$685	$644	$41	6.4%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Food and beverage:
Revenues	$15,890	$15,981	$(91)	(0.6%)
Meals served	735	738	(3)	(0.4%)
Average price per meal served (in dollars)	$15.84	$16.22	$(0.38)	(2.3%)

Hotel:
Revenues	$10,989	$10,251	$738	7.2%
Rooms occupied	106	104	2	1.9%
Occupancy rate	98.0%	95.8%	2.2%	2.3%
Average daily room rate (in dollars)	$97	$95	$2	2.1%
Revenue per available room (in dollars)	$96	$91	$5	5.5%

Retail, entertainment and other:
Revenues	$25,558	$27,483	$(1,925)	(7.0%)
Arena events (in events)	26	25	1	4.0%
Arena tickets	164	153	11	7.2%
Average price per Arena ticket (in dollars)	$56.84	$66.68	$(9.84)	(14.8%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Adjusted EBITDA	$11,664	$11,825	$(161)	(1.4%)
Income from operations	$8,479	$7,577	$902	11.9%
Operating costs and expenses	$61,917	$63,106	$(1,189)	(1.9%)
Net revenues	$70,396	$70,683	$(287)	(0.4%)
Gaming revenues	$65,191	$66,279	$(1,088)	(1.6%)
Non-gaming revenues	$10,190	$8,970	$1,220	13.6%

The slight decline in Adjusted EBITDA primarily resulted from lower slot revenues which we believe continued to be pressured by a sluggish regional economic environment, partially offset by higher non-gaming and table game revenues which benefited from a full period of hotel and convention center operations. The increase in income from operations resulted from non-recurring pre-opening costs and expenses associated with the November 2013 opening of the hotel and convention center. Adjusted EBITDA margin decreased slightly to 16.6% for the quarter ended December 31, 2014 from 16.7% in the first quarter of fiscal 2014.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Slots:
Handle	$624,062	$625,856	$(1,794)	(0.3%)
Gross revenues	$51,946	$52,949	$(1,003)	(1.9%)
Net revenues	$51,796	$52,908	$(1,112)	(2.1%)
Free promotional slot plays (1)	$10,855	$11,331	$(476)	(4.2%)
Weighted average number of machines (in units)	2,331	2,331	—	—
Hold percentage (gross)	8.3%	8.5%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$241	$247	$(6)	(2.4%)

Table games:
Drop	$58,838	$48,408	$10,430	21.5%
Revenues	$10,392	$9,774	$618	6.3%
Weighted average number of games (in units)	72	66	6	9.1%
Hold percentage (2)	17.7%	20.2%	(2.5%)	(12.4%)
Win per unit per day (in dollars)	$1,566	$1,610	$(44)	(2.7%)

Poker:
Revenues	$764	$873	$(109)	(12.5%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$461	$527	$(66)	(12.5%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Food and beverage:
Revenues	$6,781	$6,738	$43	0.6%
Meals served	165	179	(14)	(7.8%)
Average price per meal served (in dollars)	$18.55	$17.42	$1.13	6.5%

Hotel (1):
Revenues	$1,237	$441	$796	180.5%
Rooms occupied	20	8	12	150.0%
Occupancy rate	92.2%	81.5%	10.7%	13.1%
Average daily room rate (in dollars)	$58	$55	$3	5.5%
Revenue per available room (in dollars)	$53	$45	$8	17.8%

Retail, entertainment and other:
Revenues	$2,172	$1,791	$381	21.3%

(1)	Hotel operations commenced on November 15, 2013.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2014	December 31, 2013	Variance	Percentage Variance
Adjusted EBITDA	$(5,750)	$(8,617)	$2,867	33.3%
Loss from operations	$(6,124)	$(8,947)	$(2,823)	(31.6%)
Operating costs and expenses	$7,955	$9,686	$(1,731)	(17.9%)
Net revenues (1)	$1,831	$739	$1,092	147.8%

(1)	Increase primarily represents inter-segment revenues.

The decrease in loss from operations was primarily attributable to the decline in operating costs and expenses which resulted from reduced expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Mohegan Sun	$65,076	$50,480	$47,418	$34,643	$245,778	$241,933
Mohegan Sun Pocono	11,664	11,825	8,479	7,577	70,396	70,683
Corporate	(5,750)	(8,617)	(6,124)	(8,947)	1,831	739
Inter-segment revenues	—	—	—	—	(1,273)	(532)

Total	$70,990	$53,688	$49,773	$33,273	$316,732	$312,823

Other Information

Liquidity

As of December 31, 2014, the Authority held cash and cash equivalents of $74.2 million compared to $49.1 million as of September 30, 2014. As of December 31, 2014, $41.0 million was drawn on the Authority’s $100 million revolving credit facility and $6.0 million was drawn on the Authority’s $16.5 million line of credit. As of December 31, 2014, letters of credit issued under the Authority’s revolving credit facility totaled $3.1 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $49.9 million of borrowing capacity under its revolving credit facility and line of credit as of December 31, 2014.

Interest Expense

Interest expense decreased by $2.7 million, or 7.0%, to $36.3 million for the quarter ended December 31, 2014 compared to $39.0 million in the first quarter of fiscal 2014. The reduction in interest expense was attributable to lower weighted average interest rate driven by the Authority’s November 2013 refinancing transactions. Weighted average interest rate was 8.3% for the quarter ended December 31, 2014 compared to 9.2% in the first quarter of fiscal 2014. Weighted average outstanding debt was $1.75 billion for the quarter ended December 31, 2014 compared to $1.73 billion in the first quarter of fiscal 2014.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Three Months Ended December 31, 2014	Remaining Forecasted Fiscal Year 2015	Forecasted Fiscal Year 2015
Mohegan Sun:
Maintenance	$0.4	$29.6	$30.0

Subtotal	0.4	29.6	30.0
Mohegan Sun Pocono:
Maintenance	0.4	4.6	5.0
Development	0.2	—	0.2

Subtotal	0.6	4.6	5.2

Total	$1.0	$34.2	$35.2

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for each of the quarters ended December 31, 2014 and 2013. Distributions to the Tribe are anticipated to total $50.0 million for fiscal 2015.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2015 operating results on Thursday, January 29, 2015 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 73860522

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, January 29, 2015. This replay will run through February 12, 2015.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 73860522

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2013
Revenues:
Gaming	$277,734	$274,753
Food and beverage	22,671	22,719
Hotel	12,226	10,692
Retail, entertainment and other	28,299	29,505

Gross revenues	340,930	337,669
Less - Promotional allowances	(24,198)	(24,846)

Net revenues	316,732	312,823

Operating costs and expenses:
Gaming	163,801	176,302
Food and beverage	10,811	10,099
Hotel	3,503	3,720
Retail, entertainment and other	12,244	12,776
Advertising, general and administrative	48,113	46,942
Corporate	7,639	9,432
Depreciation and amortization	20,053	19,118
(Gain) loss on disposition of assets	739	(1)
Pre-opening	—	1,162
Relinquishment liability reassessment	56	—

Total operating costs and expenses	266,959	279,550

Income from operations	49,773	33,273

Other income (expense):
Accretion of discount to the relinquishment liability	(227)	(551)
Interest income	1,834	1,644
Interest expense, net of capitalized interest	(36,255)	(38,969)
Loss on early extinguishment of debt	—	(62,083)
Other expense, net	(728)	(704)

Total other expense	(35,376)	(100,663)

Net income (loss)	14,397	(67,390)
Loss attributable to non-controlling interests	369	136

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$14,766	$(67,254)

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2014	December 31, 2013
Operating Results:
Gross revenues	$340,930	$337,669
Net revenues	$316,732	$312,823
Income from operations	$49,773	$33,273

Other Data:
Adjusted EBITDA	$70,990	$53,688
Capital expenditures	$984	$15,530
Cash interest paid	$13,193	$27,764
Distributions to the Tribe	$10,000	$10,000

	December 31, 2014	September 30, 2014
Balance Sheet Data:
Cash and cash equivalents	$74,187	$49,108
Relinquishment liability	$18,865	$25,194
Capital leases	$2,943	$3,138
Long-term debt, including current portion	$1,735,673	$1,730,936

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2014	December 31, 2013
Operating results:
Gross revenues (in thousands)	$264,980	$262,189
Net revenues (in thousands)	$245,778	$241,933
Income from operations (in thousands)	$47,418	$34,643
Operating margin	19.3%	14.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$65,076	$50,480
Adjusted EBITDA margin	26.5%	20.9%

Capital expenditures (in thousands)	$352	$5,039

Weighted average number of units:
Slot machines	5,355	5,529
Table games	284	284
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$296	$283
Table games	$2,624	$2,516
Poker tables	$685	$644

Hold percentage:
Slot machines (gross)	8.3%	8.1%
Table games	15.1%	13.3%

Food and beverage statistics:
Meals served (in thousands)	735	738
Average price per meal served	$15.84	$16.22

Hotel statistics:
Rooms occupied (in thousands)	106	104
Occupancy rate	98.0%	95.8%
Average daily room rate	$97	$95
Revenue per available room	$96	$91

Entertainment statistics:
Arena events (in events)	26	25
Arena tickets (in thousands)	164	153
Average price per Arena ticket	$56.84	$66.68

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2014	December 31, 2013
Operating results:
Gross revenues (in thousands)	$75,381	$75,249
Net revenues (in thousands)	$70,396	$70,683
Income from operations (in thousands)	$8,479	$7,577
Operating margin	12.0%	10.7%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$11,664	$11,825
Adjusted EBITDA margin	16.6%	16.7%

Capital expenditures (in thousands)	$613	$987

Weighted average number of units:
Slot machines	2,331	2,331
Table games	72	66
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$241	$247
Table games	$1,566	$1,610
Poker tables	$461	$527

Hold percentage:
Slot machines (gross)	8.3%	8.5%
Table games	17.7%	20.2%

Food and beverage statistics:
Meals served (in thousands)	165	179
Average price per meal served	$18.55	$17.42

Hotel statistics (1):
Rooms occupied (in thousands)	20	8
Occupancy rate	92.2%	81.5%
Average daily room rate	$58	$55
Revenue per available room	$53	$45

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2014	December 31, 2013
Capital expenditures (in thousands)	$19	$9,504
Capitalized interest (in thousands)	$—	$735

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended
	December 31, 2014	December 31, 2013
Adjusted EBITDA	$70,990	$53,688
Depreciation and amortization	(20,053)	(19,118)
Gain (loss) on disposition of assets	(739)	1
Pre-opening	—	(1,162)
Relinquishment liability reassessment	(56)	—
Gain (loss) attributable to non-controlling interests	(369)	(136)

Income from operations	49,773	33,273

Accretion of discount to the relinquishment liability	(227)	(551)
Interest income	1,834	1,644
Interest expense, net of capitalized interest	(36,255)	(38,969)
Loss on early extinguishment of debt	—	(62,083)
Other expense, net	(728)	(704)

Net income (loss)	$14,397	$(67,390)

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-opening	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$47,418	$16,614	$737	$—	$56	$251	$65,076
Mohegan Sun Pocono	8,479	3,183	2	—	—	—	11,664
Corporate	(6,124)	256	—	—	—	118	(5,750)

Total	$49,773	$20,053	$739	$—	$56	$369	$70,990

	For the Three Months Ended December 31, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-opening	Relinquishment Liability Reassessment	(Gain)Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$34,643	$15,838	$(1)	$—	$—	$—	$50,480
Mohegan Sun Pocono	7,577	3,086	—	1,162	—	—	11,825
Corporate	(8,947)	194	—	—	—	136	(8,617)

Total	$33,273	$19,118	$(1)	$1,162	$—	$136	$53,688

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain or loss on disposition of assets, pre-opening costs and expenses, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000